EXHIBIT 4.3


                           Form of Subscription Certificate



    THE RIGHTS EXPIRE AT 5:00 P.M.          ONE RIGHT AND THE SUBSCRIPTION
    EASTERN DAYLIGHT TIME ON _______,      PRICE SHOWN HEREON ARE REQUIRED
    1993 UNLESS SUCH DATE IS EXTENDED       TO SUBSCRIBE FOR EACH SHARE OF
    AS PROVIDED IN THE PROSPECTUS                             COMMON STOCK

                                                  Rights Represented by
    Certificate Number:_____________              Cerficate: ____________

                              LANDSING PACIFIC FUND, INC.
                        Subscription Certificate For Shares of
                                     Common Stock

    THIS CERTIFIES THAT






    the Registered Owner of this Certificate named above is entitled to the number of Rights shown hereon to subscribe for shares of Common Stock, par value $.001 per share, of Landsing Pacific Fund, Inc. (the "Fund") at $________ per share upon the terms and conditions specified in the Prospectus dated __________________, 1993. Terms capitalized in this certificate have the same meanings as in the Prospectus. The Rights represented by this Subscription Certificate, in whole or in part, may be exercised by completing the Forms that are a part hereof.

          This certificate is not valid unless countersigned and registered by the Subscription Agent.

          IN WITNESS WHEREOF, the Fund has caused this Certificate to be signed by its duly authorized officers and its seal to be hereunto affixed.


    LANDSING PACIFIC FUND, INC.             Countersigned and
                                            Registered:

          [facsimile signature]             REGISTRAR AND TRANSFER
                                            COMPANY

    By:  Martin I. Zankel,                  By: __________________
        Chief Executive Officer                Authorized Signature

          [facsimile signature]
                                            Dated: ______________ , 1993
    By:  Dean Banks, Secretary


                                      THIS CERTIFICATE MAY BE TRANSFERRED
                                      OR EXERCISED AT THE OFFICE OF
                                      REGISTRAR AND TRANSFER COMPANY, 10
                                      COMMERCE DRIVE, CRANFORD, N.J.
                                      07016, SUBJECT TO THE TERMS AND
                                      CONDITIONS OF THE PROSPECTUS
                                      REFERRED TO ABOVE.


                           Form of Subscription Certificate



  INSTRUCTIONS FOR THE USE OF THESE FORMS ARE ATTACHED TO THE LETTER ACCOMPANYING THIS CERTIFICATE




            Payment Method 1                        Payment Method 2

    FORM A.1 - SUBSCRIPTION - I           THIS PAYMENT METHOD MAY BE USED ONLY
  irrevocably subscribe for the           IF A PROPERLY COMPLETED AND DULY
  following Shares of Common Stock par    EXECUTED LETTER OF GUARANTY INCLUDED
  value $.001 per share, of Landsing      WITH THE INSTRUCTIONS FOR COMPLETING
  Pacific Fund, Inc. upon the terms       THE SUBSCRIPTION CERTIFICATE FROM A
  specified in the Prospectus (receipt    MEMBER OF A REGISTERED NATIONAL
  of which is hereby acknowledged.)       SECURITIES EXCHANGE, NASD MEMBER OR
                                          A BANK OR TRUST COMPANY WITH AN
  No. of                Subscription      OFFICE OR CORRESPONDENT IN THE U.S.
  Shares     Price     Price Payment      IS RECEIVED BY THE SUBSCRIPTION
  ___ x $___ per share = $_________       AGENT BY 5:00 P.M. EASTERN DAYLIGHT
                                          TIME ON THE EXPIRATION DATE.

  ___________________________________
                                           FORM A.2 - SUBSCRIPTION - I
                                          irrevocably subscribe for the
                                          following shares of Common Stock,
                                          par value $.001 per share, of
    FORM B - OVERSUBSCRIPTION - I         Landsing Pacific Fund, Inc. upon the
  certify that all Rights held            terms specified in the Prospectus
  beneficially by me have been            (receipt of which is hereby
  exercised, and I subscribe              acknowledged.) I acknowledge that
  for the following unsubscribed          full payment of the Subscription
  Shares of Common Stock of Land-         Price for the Shares purchased
  sing Pacific Fund, Inc. upon            pursuant to this Subscription must
  the terms specified in the              be received by Registrar and
  Prospectus.  I acknowledge that full    Transfer Company by 5:00 p.m.,
  payment of the Subscription Price       Eastern Daylight Time, on the tenth
  for the Shares purchased pursuant to    business day following the
  this Oversubscription must be           Confirmation Date.
  received by Registrar and Transfer
  Company by 5:00 p.m., Eastern           No. of                Subscription
  Daylight Time on the tenth business     Shares: _____ x $____ Price
  day following the Confirmation Date.                          per share


  No. of             Subscription
  Shares:  ______ x $______ Price         FORM B.2 - OVERSUBSCRIPTION - I
                        per share         certify that all Rights held
                                          beneficially by me have been
                                          exercised, and I irrevocably
  FORM C.1 - PAYMENT                      subscribe for the following
                                          unsubscribed shares of Common Stock
  Check one:                              the terms specified in the
 / / Payment Enclosed:  Total of           Prospectus.  I acknowledge that full
    $_________________ payable to         payment of the Subscription Price
    "Registrar and Transfer Company,      for the Shares purchased pursuant to
    as Agent for Landsing Pacific         this Oversubscription must be
    Fund, Inc."                           received by Registrar and Transfer
                                          Company by 5:00 p.m., Eastern
  / / Payment by Wire Transfer of Funds: Daylight Time on the tenth business tenth business
    Total of $___________ sent as set     day following the Confirmation Date.
    forth in the Instructions


                                          No. of                 Subscription
                                          Shares:  ______ x $______ Price
                                                                   per share

  By executing this Certificate, I hereby acknowledge that if I acquire Shares of Common Stock pursuant to the Basic Subscription Privilege or Oversubscription Privilege and do not make payment of all amounts due from me to the Fund as set forth in this Certificate, the Fund reserves the right to take any or all of the following actions:

  (1) Obtain other stockholders to purchase such subscribed but unpaid shares of Common Stock;

  (2) Apply any payment actually received by it from me toward the purchase of the greatest whole number of Shares of Common Stock which could be acquired by me upon exercise of the Basic Subscription Privilege and/or the Oversubscription Privilege; and/or

  (3)  Exercise any and all other rights and
  remedies to which it may be entitled, including, without limitation, any remedy it may have against the entity guaranteeing the Subscription Price or the right to set off any costs and expenses (including reasonable attorneys' fees) it may incur as a result of such nonpayment against any payments actually received by it from me with respect to such subscribed shares of Common Stock.


                                    IMPORTANT:
                             RIGHTS HOLDERS SIGN HERE
  _________________________________________________________________
  _________________________________________________________________
                      (Signature(s) of registered holder(s))

                     Dated: ________________________, 1993

  (Must be signed by the registered holder(s) exactly as name(s) appear(s) on this Subscription Certificate. If signature is by broker(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information. See Instructions).

  Name(s)
  __________________________________________________________________
  __________________________________________________________________
                         (Please Print)

  Capacity (Full Title)
  __________________________________________________________________
  Address
  _________________________________________________________________
                               (Including Zip Code)
  Area Code and
  Telephone Number
  _________________________________________________________________
                (Home)                                  (Business)

  Taxpayer Identification or
  Social Security Number
  _________________________________________________________________